Free Writing Prospectus	Filed pursuant to Rule 433
Dated September 18, 2018	Registration Nos. 333-206749
and 333-206749-08

** Full Pricing Details ** $809.930mm  CNH Equipment Trust (CNH 2018-B)

Joint Leads: Wells Fargo (str), BofAML, Barclays

Co-Managers: BMO, CIBC, Mufg, NatWest

Class	QTY/MMs	F/M	WAL	L.FNL	Bench	Spread	Cpn%	Yld%	$Price

A1	$181.000	F1+/P-1	0.34	10/15/19	IntL	+5	2.47044%	2.47044%	$100.00000
A2	$260.000	AAA/Aaa	1.05	12/15/21	EDSF	+18	2.93%	2.953%	$99.99492
A3	$280.000	AAA/Aaa	2.52	11/15/23	IntS	+23	3.19%	3.217%	$99.98648
A4	$70.700	AAA/Aaa	3.86	5/15/24	IntS	+36	3.37%	3.396%	$99.99207
B	$18.230	A+/Aa3	3.89	2/17/26	IntS	+55	3.56%	3.587%	$99.99834

*Pricing @ 20cpr to 10% clean up call

*No grow

- Transaction Details -
Ticker	: CNH 2018-B
Registration	: SEC Reg
Expected Ratings	: Fitch/Moody's
ERISA Eligible	: Yes
Expected Pricing	: PRICED
Expected Settle	: 9/26/2018
Min Denom	: $1,000 x $1
Bill & Deliver	: Wells Fargo

- Available Information -

* Attachments: Preliminary Prospectus, Ratings Free Writing Prospectus and CDI file

* Intex Deal Name: wscnh2018b                              Password: A2A3

* Investor Presentation: www.dealroadshow.com    Password: CNH18B

If this communication relates to an offering of US registered securities (i) a registration statement has been filed with the SEC, (ii) before investing you should read the filed documents, and (iii) you may obtain these documents from your sales representative, by calling 1-800-326-5897 or visiting www.sec.gov.